UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2003

WEST COAST REALTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-024594	95-4246740

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

3000 Sand Hill Road, Building 3, Suite 140 Menlo Park, California 94025

(Former name or former address, if changed from last report)

ITEM 5—Other Events

In a press release dated March 20, 2003, West Coast Realty Investors, Inc. announced that it will change its corporate name to Meredith Enterprises, Inc. effective March 24, 2003. In addition, the company announced its intention to purchase and develop a parcel of land in Garden Grove, California and to purchase an office building on an adjoining parcel of land.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits:

Exhibit Number	Description

99.1	Press release dated March 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST REALTY INVESTORS, INC. (Registrant)

Date: March 21, 2003	/S/ CHARLES P. WINGARD

Charles P. Wingard Chief Financial Officer